Exhibit 99.1

News Release

For Immediate Release	CONTACT:
Bill Newbould
(610) 558-9800

ENDO PHARMACEUTICALS REPORTS

FIRST QUARTER 2007 FINANCIAL RESULTS

CHADDS FORD, Pa., April 27, 2007 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today reported financial results for the three months ended March 31, 2007.

Net sales were $254.4 million compared with $205.0 million in the first quarter of 2006. Net income for the three months ended March 31, 2007 was $57.1 million compared with $20.5 million in the comparable 2006 period. As detailed in the Supplemental Financial Information below, adjusted net income for the three months ended March 31, 2007 was $62.5 million compared with $55.2 million in 2006.

Diluted earnings per share for the three months ended March 31, 2007 were $0.43 compared with $0.15 in the first quarter of 2006. As detailed in the Supplemental Financial Information below, adjusted diluted earnings per share for the first quarter of 2007 were $0.47 versus $0.41 in the same period of 2006. The company noted that first quarter 2007 results were favorably affected by the recognition of $13.8 million in deferred revenue from Opana® ER and Opana®.

“Endo had an excellent first quarter in 2007,” said Peter A. Lankau, President and Chief Executive Officer. “Our strong performance was due primarily to a 39% increase from the year-ago first quarter in net sales from our branded products despite the loss of sales from our discontinued generic oxycodone extended-release tablets, which were $9.0 million in the first quarter of 2006. Lidoderm® continues to be the main driver of our sales growth, and we are encouraged by the contribution from Opana® ER and Opana®, which reflects growing awareness and adoption of these new products.”

2007 Guidance

The company reaffirmed its 2007 guidance and continues to expect 2007 net sales to be approximately $1.025 billion to $1.050 billion, and adjusted diluted earnings per share to be approximately $1.68 to $1.72. This excludes estimated upfront and milestone payments to partners and stock compensation charges. Of course, there can be no assurance of Endo achieving these results.

Use of Non-GAAP Measures — Adjusted Net Income and Adjusted Diluted Earnings per Share:

Adjusted Net Income and Adjusted Diluted Earnings per Share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company

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includes these non-GAAP financial measures in its earnings announcements because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release.

Supplemental Financial Information

A reconciliation of net income as determined by GAAP to adjusted net income for the three months ended March 31, 2007 and March 31, 2006 is as follows:

	(Unaudited) Three Months Ended March 31,
	2007	2006
	(in thousands, except per share data)
GAAP net income	$57,149	$20,538
Add: Income tax	32,779	11,048

GAAP income before income tax	89,928	31,586
Add: Compensation expense and related employer payroll taxes funded by Endo Pharma LLC	—	42,385
Add: Milestone payments to partners	5,600	10,400
Add: Stock compensation expense related to SFAS 123R	3,068	2,323

Adjusted income before income tax	98,596	86,694
Pro forma income tax	36,086	31,461

Adjusted net income	$62,510	$55,233

Diluted weighted average shares outstanding, pro forma	134,329	133,911
Adjusted diluted earnings per share	$0.47	$0.41

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Product Review

Lidoderm®. For the three months ended March 31, 2007, net sales of Lidoderm® were $154.1 million compared with $125.1 million in the same period a year ago, an increase of 23%. Prescription growth for Lidoderm® was up 17% and dispensed unit growth was up 19% in the first quarter of 2007 versus the comparable 2006 period. The company estimates that prescription demand for Lidoderm® in the first quarter of 2007 was approximately $171.1 million. “The difference between prescription demand and net sales can be attributed primarily to the timing of orders by wholesalers,” Lankau noted.

Opana® ER and Opana®. Combined net sales for these two products were $29.2 million for the first quarter of 2007. This includes the recognition of $13.8 million in deferred revenue from 2006 for commercial shipments of Opana® ER and Opana® made to customers in 2006. Endo estimates that prescription demand for Opana® ER and Opana® in the first quarter totaled approximately $10.4 million.

Percocet®. Net sales of Percocet® were $30.6 million for the three months ended March 31, 2007 versus $27.5 million in the same period in 2006, an increase of 11%. The company estimates that prescription demand for Percocet® in the first quarter of 2007 was approximately $25.7 million.

Frova®. Net sales of Frova® were $12.1 million for the three months ended March 31, 2007, up 73% from $7.0 million in the same period a year ago. The company estimates that prescription demand for Frova® in the 2007 first quarter was approximately $11.7 million.

Other branded products. Combined sales of all other branded products were $2.6 million for the first three months of 2007 compared with $4.8 million in the comparable period of 2006.

Generic products. For the first quarter, net sales from the company’s generic products were $25.8 million in 2007 versus $40.7 million in 2006. The year-ago first quarter included $9.0 million in net sales of extended-release oxycodone tablets, which Endo ceased selling on December 31, 2006. The quarterly decrease is also due to increased generic competition with the company’s morphine sulfate extended-release tablets. Endo expects competition to continue to adversely affect its market share and the price of both Endocet® and its morphine sulfate extended-release tablets.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing 866-713-8307 (domestic) or (617) 597-5307 (international), passcode 38589539. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from April 27, 2007 at 2:00 p.m. ET by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode 77753433,, and will run until 12:00 a.m. ET on May 4, 2007.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on May 4, 2007. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

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About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre- clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the SEC on March 1, 2007. Readers should evaluate any statement in light of these important factors.

(Tables Attached)

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The following tables present Endo’s unaudited net sales for the three months ended March 31, 2007 and March 31, 2006 (Certain prior period amounts have been reclassified to conform to the current period presentation):

Endo Pharmaceuticals Holdings Inc.

Net Sales (unaudited)

(in thousands)

	Three Months Ended March 31,
	2007	2006
Lidoderm®	$154,071	$125,072
Percocet®	30,563	27,495
Opana® ER and Opana®	29,247	—
Frova®	12,142	6,972
Other Brands	2,610	4,782

Total Brands	$228,633	$164,321
Oxycodone ER	$—	$8,981
Other Generics	25,776	31,741

Total Generics	$25,776	$40,722
Total Net Sales	$254,409	$205,043

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The following table presents Endo’s unaudited consolidated statements of operations for the three months ended March 31, 2007 and March 31, 2006:

Endo Pharmaceuticals Holdings Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
NET SALES	$254,409	$205,043
COST OF SALES	48,395	48,737

GROSS PROFIT	206,014	156,306
COSTS AND EXPENSES:
Selling, general and administrative	92,782	100,167
Research and development	26,409	25,154
Depreciation and amortization	3,913	3,962

OPERATING INCOME	82,910	27,023
INTEREST INCOME, Net	7,018	4,563

INCOME BEFORE INCOME TAX	89,928	31,586
INCOME TAX	32,779	11,048

NET INCOME	$57,149	$20,538

NET INCOME PER SHARE:

Basic	$0.43	$0.15
Diluted	$0.43	$0.15

WEIGHTED AVERAGE SHARES:

Basic	133,629	132,877
Diluted	134,277	133,790

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The following table presents Endo’s unaudited condensed consolidated balance sheet data at March 31, 2007 and December 31, 2006:

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Balance Sheet Data (unaudited)

(in thousands)

	March 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$730,857	$628,085
Accounts receivable, net	201,406	279,159
Inventories	67,434	62,129
Other current assets	62,424	66,641

Total current assets	1,062,121	1,036,014
Property and equipment, net	39,189	36,565
Goodwill	181,079	181,079
Other intangibles, net	76,494	78,046
Note receivable	50,239	52,872
Other assets	12,684	12,113

TOTAL ASSETS	$1,421,806	$1,396,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Due to Endo Pharma LLC	$18,741	$38,693
Other current liabilities	288,915	299,406

Total current liabilities	307,656	338,099
Other liabilities	14,185	17,602
Total stockholders’ equity	1,099,965	1,040,988

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,421,806	$1,396,689

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The following table presents Endo’s unaudited condensed consolidated cash flow data for the three months ended March 31, 2007 and March 31, 2006:

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Cash Flow Data (unaudited)

(in thousands)

	Three Months Ended March 31,
	2007	2006
Net cash provided by operating activities	$128,461	$165,255
Net cash used in investing activities	(6,987)	(14,882)
Net cash used in financing activities	(18,702)	(67,426)

Net increase in cash and cash equivalents	$102,772	$82,947

Cash and cash equivalents, beginning of period	$628,085	$500,956

Cash and cash equivalents, end of period	$730,857	$583,903

Net Cash Used in Financing Activities

During the three months ended March 31, 2007, net cash used in financing activities includes a $20.0 million payment to Endo Pharma LLC, a limited liability company that previously held a significant portion of Endo common stock, in which affiliates of Kelso & Company and certain current and former members of management have an interest. This payment was made pursuant to the tax- sharing agreement between the company and Endo Pharma LLC, which requires the company, under certain circumstances, to pay Endo Pharma LLC the amount of the tax benefits that are usable by the company as a result of the exercise of stock options granted pursuant to the Endo Pharma LLC Stock Option Plans, which stock options are exercisable only into shares of Endo common stock held by Endo Pharma LLC and, accordingly, do not dilute the ownership of the company’s public stockholders. The company expects to utilize the compensation charges resulting from the Endo Pharma LLC Stock Option Plans to reduce its taxes in 2006, due to the exercise of Endo Pharma LLC stock options during 2006. The company has recorded a liability of $18.5 million as of March 31, 2007 related to exercises during 2006 which amount is expected to be paid in the fourth quarter of 2007 and another $0.2 million related to exercises during 2007 which, if utilized to reduce our 2007 income taxes, will be paid in 2008.

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